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Exhibit 99.1

For Immediate Release	Contact:	Christian Harper Weber Shandwick (212) 445-8135 charper@webershandwick.com
David Rosa TMP Worldwide (212) 351-7067 david.rosa@tmp.com

TMP Worldwide Announces Third Quarter 2002 Results

  Q3 Highlights

  •
  Adjusted Diluted EPS of $0.14

  •
  Adjusted Quarterly Operating Expenses Declined 10%

  •
  GAAP Diluted EPS of $0.12

  •
  Third Quarter Cash Flow from Operations of $29.9 Million

  •
  Net Cash Position $181.8 Million

  •
  Repurchased 927,000 Shares

New York, November 6, 2002—TMP Worldwide Inc. (NASDAQ: TMPW), the world's leading supplier of human capital solutions, including the pre-eminent Internet career portal Monster®, today announced adjusted diluted earnings per share of $0.14 for the third quarter ended September 30, 2002, compared with $0.40 for the third quarter of 2001. On a GAAP (Generally Accepted Accounting Principles) basis, TMP reported net income of $0.12 per diluted share, compared to net income of $0.23 per diluted share in the third quarter of 2001.

        Total commissions and fees declined by 21% to $284.0 million for the third quarter of 2002 from $361.2 million in the third quarter of 2001, primarily as a result of the global slowdown in employment. Total Interactive commissions and fees were $128.3 million for the third quarter, down 26% from the $174.3 million reported for the prior year period.

        Quarter versus quarter comparative results for TMP Worldwide, are as follows (dollar amounts in thousands, except per share amounts):

Operating Highlights	3Q'02	3Q'01(4)	% Change
Total Commissions & Fees	$284,024	$361,173	-21%
Interactive Commission & Fees	$128,252	$174,319	-26%
Adjusted Operating Expenses(1)	$263,165	$293,933	-10%
Adjusted Operating Income(1)	$20,859	$67,240	-69%
Adjusted Operating Margin(1)	7.3%	18.6%	-61%
Adjusted EBITDA(1)	$36,066	$80,989	-55%
Adjusted Net Income(2)	$15,434	$45,441	-66%
Adjusted Diluted EPS(3)	$0.14	$0.40	-65%
Diluted Weighted Avg. Shares	112,076	113,665	-1%

        The adjusted operating expenses, operating income, operating margin, EBITDA, net income and diluted EPS amounts reflect adjustments made to exclude business reorganization and other special charges, merger and integration costs, the elimination of goodwill amortization in the prior year period and the tax benefits thereon.

        "Despite the continuation of adverse business conditions in some of our key markets, we're pleased to report adjusted EPS of $0.14," said Andrew J. McKelvey, Chairman and CEO of TMP Worldwide. "While Monster North America and our Directional Marketing division performed well, our staffing and search businesses were adversely affected by the prolonged slow down in economic activity and sluggish European markets. Moving forward, we will continue to right-size our business, and believe that the planned spin-off of our eResourcing and Executive Search units into a separate company will allow both organizations to more clearly focus and capitalize on their core competencies and markets. These plans also will create more opportunities for Monster to attract new clients and establish stronger partnerships with existing clients in the extremely important staffing industry."

        "Additionally, our newly appointed Chief Operating Officer Bill Pastore brings a wealth of operations and organizational experience as well as a proven track record. Bill's expertise will enable us to continue our efforts at bringing increased efficiencies and lower operational costs throughout our global organization," added Mr. McKelvey.

Third Quarter Business Review

        The following tables include quarter versus quarter comparative results for TMP Worldwide's commissions and fees, percentage of Interactive commissions and fees, adjusted operating income (loss) and adjusted operating margin by operating division. During the quarter, the Company further streamlined its operating divisions and integrated the operations of Monstermoving into Directional Marketing, thereby strengthening the relationship between the business and its client base. (Dollar amounts in thousands).

	For The Three Months Ended September 30, 2002
Segment Data	Monster	Advertising & Communications	Directional Marketing	eResourcing	Executive Search	Total
Total Commissions & Fees	$103,169	$42,166	$34,137	$88,590	$15,962	$284,024
% Interactive Commissions & Fees	100.0%	18.0%	15.2%	13.7%	1.0%	45.2%
Adjusted Operating Income (Loss)(1)	$14,144	$1,894	$10,843	$(6,043)	$21	$20,859
Adjusted Operating Margin(1)	13.7%	4.5%	31.8%	-6.8%	0.1%	7.3%
	For The Three Months Ended September 30, 2001
Segment Data	Monster	Advertising & Communications	Directional Marketing	eResourcing	Executive Search	Total
Total Commissions & Fees	$144,800	$50,813	$34,746	$107,853	$22,961	$361,173
% Interactive Commissions & Fees	100.0%	4.9%	17.0%	19.6%	0.0%	48.3%
Adjusted Operating Income (Loss)(1)	$52,057	$3,340	$3,810	$7,694	$339	$67,240
Adjusted Operating Margin(1)	36.0%	6.6%	11.0%	7.1%	1.5%	18.6%
	For The Three Months Ended September 30, 2002 compared with 2001
Comparative Segment Data	Monster	Advertising & Communications	Directional Marketing	eResourcing	Executive Search	Total
Total Commissions & Fees	$(41,631)	$(8,647)	$(609)	$(19,263)	$(6,999)	$(77,149)
Adj. Operating Income (Loss)(1)	$(37,913)	$(1,446)	$7,033	$(13,737)	$(318)	$(46,381)
% Change:
• Commissions & Fees	-28.8%	-17.0%	-1.8%	-17.9%	-30.5%	-21.4%
• Adj. Operating Income (Loss)	-72.8%	-43.3%	184.6%	-178.5%	-93.8%	-69.0%

Moving.com Acquisition

        During the quarter, TMP Worldwide's Directional Marketing division acquired Moving.com, one of the largest online marketplaces for relocation services and information. Moving.com is expected to enhance the division's Monstermoving.com product offerings and bolster its presence and position in the online relocation sector. This strategic acquisition brings a new dimension to Monstermoving.com by capturing new traffic and leveraging an intuitive URL. Through the combined resources, consumers will have access to a premier network of relocation related services currently viewed by a total monthly audience of approximately 2.5 million visitors.

Balance Sheet Remains Strong

        In the third quarter of 2002, cash provided by operations was $29.9 million and capital expenditures totaled $14.6 million. In addition, TMP used cash of $9.8 million in the third quarter of 2002 to repurchase 927,000 shares of its own common stock in the open market, at an average price of $10.62 per share, in connection with its five million share buyback program announced in September 2002. Net cash as of September 30, 2002 was $181.8 million, relatively flat when compared with $183.0 million as of June 30, 2002. Days Sales Outstanding ("DSO") was 65 at September 30, 2002, as compared to 66 days at June 30, 2002.

Nine Month Results

        Nine month comparative results for TMP Worldwide are as follows (dollar amounts in thousands, except per share amounts):

Operating Highlights	9M 02	9M 01(4)	% Change
Total Commissions & Fees	$865,800	$1,121,974	-23%
Interactive Commissions & fees	$390,030	$507,586	-23%
Adjusted Operating Expenses(1)	$797,770	$960,073	-17%
Adjusted Operating Income(1)	$68,030	$161,901	-58%
Adjusted Operating Margin(1)	7.9%	14.4%	-46%
Adjusted EBITDA(1)	$112,391	$200,158	-44%
Adjusted Net Income(2)	$46,819	$111,092	-58%
Adjusted Diluted EPS(3)	$0.41	$0.98	-58%
Diluted Weighted Avg. Shares	113,103	113,215	0%

Update on eResourcing and Executive Search Spin-off

        As previously announced, TMP Worldwide plans to spin off its eResourcing and Executive Search business units, in the form of a tax-free dividend to its shareholders. These business units will be combined in a new, publicly traded company. Led by industry veteran Jon Chait as Chief Executive Officer, the new company will have a separate board of directors and will enter the marketplace as one of the world's leading staffing firms.

        Separate unaudited condensed consolidated statements of operating income for the three and nine months ending September 30, 2002 for the businesses that will comprise both the new company ("NewCo.") and the remaining companies ("OldCo."), including allocation of corporate overhead for both, based on TMP's current structure, are included in this press release as supplementary financial information. TMP expects to file a preliminary Registration Statement for the spin-off with the Securities and Exchange Commission in December 2002.

        The spin-off is subject to a number of customary conditions, such as receipt of an opinion that the spin-off will be tax-free for federal income tax purposes and the effectiveness of the registration statement relating to the shares of the new company. The company expects the transaction to be completed in the first quarter of 2003.

Outlook

        Michael Sileck, Chief Financial Officer of TMP Worldwide, commented, "Indicative of the progress we have made right-sizing the business from a cost standpoint, adjusted operating expenses for the quarter were down 10% as compared to a year ago. We will continue to focus on managing our business prudently and believe the proposed spin-off will provide the two companies with both the capital structure and management focus required for long-term growth and success."

        OldCo. expected results are anticipated to be generally consistent with the Company's view of Q4 that was provided on the last quarterly conference call with the exception of Monster Europe revenues, which are anticipated to be flat sequentially. Monster sales for North America are anticipated to grow sequentially in Q4 in part because of a higher available renewal base.

        NewCo. results reflect the continued sluggishness in the labor markets generally and the staffing business specifically. The tables below present guidance for the 2002 fourth quarter for OldCo. and

NewCo., by operating division, after allocation of corporate overhead, which will vary post spin-off (dollars in millions, except per share amounts):

OldCo.	Q4' 02*	Operating margins
Monster	$101.0	11%
Advertising & Communications	41.1	1%
Directional Marketing	29.4	2%

Total Commissions & Fees	$171.5	7%
Adjusted Operating Income(1)	$12.4
Adjusted EBITDA(1)	$21.7
Adjusted Diluted EPS**(2)	$0.08
NewCo.	Q4' 02*	Operating margins
eResourcing	$85.8	-12%
Executive Search	15.6	-15%

Total Commissions & Fees	$101.4	-12%
Adjusted Operating Loss(1)	$(12.5)
Adjusted EBITDA(1)	$(7.6)
Adjusted Diluted EPS**(2)	$(0.08)

*
Expectations

**
EPS amounts are based on current TMP diluted shares outstanding and are not an indication of the shares to be issued in connection with the spin-off. Adjusted diluted EPS for TMP (OldCo. & NewCo.) is anticipated to be zero.

        As a consequence of the proposed spin-off, previously released 2003 outlook scenarios are no longer relevant, and therefore not applicable. The Company intends to provide a further update at its annual Analyst Day conference on December 3, 2002.

About TMP Worldwide

        Founded in 1967, TMP Worldwide Inc., with approximately 9,000 employees in 33 countries, is the online recruitment leader, the world's largest Recruitment Advertising agency network, and one of the world's largest Executive Search & Executive Selection agencies. TMP Worldwide, headquartered in New York, is also the world's largest Yellow Pages advertising agency and a provider of direct marketing services. The Company's clients include more than 90 of the Fortune 100 and more than 490 of the Fortune 500 companies. TMP Worldwide is a member of the S&P 500 Index. More information about TMP Worldwide is available at www.tmp.com.

        Monster, headquartered in Maynard, Mass., is the leading global careers website, recording over 43.4 million unique visits during the month of September 2002 according to independent research conducted by I/PRO. Monster connects the most progressive companies with the most qualified career-minded individuals, offering innovative technology and superior services that give them more control over the recruiting process. The Monster global network consists of local content and language sites in the United States, United Kingdom, Australia, Canada, the Netherlands, Belgium, New Zealand, Singapore, Hong Kong, France, Germany, Ireland, Spain, Luxembourg, India, Italy, Sweden, Norway, Denmark, Switzerland, Finland and Scotland. Monster is the official online career management services sponsor of the 2002 Olympic Games and the 2002 and 2004 U.S. Olympic Teams. More information about Monster is available at www.monster.com or by calling 1-800-MONSTER.

        Condensed consolidated statements of operations for the three and nine months ending September 30, 2002 and 2001 and condensed consolidated balance sheets for September 30, 2002,

June 30, 2002 and December 31, 2001 for TMP Worldwide Inc. and subsidiaries follow. For an investment kit, please contact David Rosa at (212) 351-7067 or visit www.tmp.com.

        Third quarter 2002 results will be discussed on TMP Worldwide's quarterly conference call taking place on November 7, 2002. To join the conference call, please dial in on 1-800-633-8620 at 8:20 AM EST. For those outside the United States, please call in on 1-212-346-6395. The call will begin promptly at 8:30 AM E.S.T. Individuals can also access TMP Worldwide's quarterly conference call online through Yahoo! Finance at www.yahoo.com and the investor information section of the Company's website at www.tmp.com. Interactive Metrics for TMP Worldwide and Monster are available at www.monster.com or www.tmp.com.

Endnotes

(1)
Operating expenses, operating income, operating margin and EBITDA have been adjusted to exclude the effects of merger and integration costs, business reorganization and other special charges, and for 2001, goodwill amortization. For the three months ended September 30, 2002 and 2001, merger and integration costs (benefits) were $(0.9) million and $20.2 million, respectively. Business reorganization and other special charges was $2.6 million for the three months ended September 30, 2002. Goodwill amortization for the September 2001 quarter was $6.8 million. For the nine months ended September 30, 2002 and 2001, merger and integration costs were $10.7 million and $61.9 million, respectively. Business reorganization and other special charges was $117.0 million for the nine months ended September 30, 2002. Goodwill amortization was $17.6 million for the nine months ended September 30, 2001.

(2)
Net income and diluted earnings per share have been adjusted to exclude the after-tax effects of the cumulative effect of the change in accounting principle, merger and integration costs and business reorganization and other special charges. 2001 amounts also exclude the amortization of goodwill. The after-tax cumulative effect of the change in accounting principle was $428.4 million for the nine months ended September 30, 2002. The after-tax merger and integration costs (benefits) were $(0.7) million and $14.0 million for the three months ended September 30, 2002 and 2001, respectively. The after-tax business reorganization and other special charges was $2.1 million for the three months ended September 30, 2002. The after-tax merger and integration costs for the nine months ended September 30, 2002 and 2001 were $7.9 million and $44.8 million, respectively. The after-tax business reorganization and other special charges was $94.4 million for the nine months ended September 30, 2002. The after-tax amount of goodwill amortization for the three and nine months ended September 30, 2001 was $5.9 million and $15.1million, respectively.

(3)
Net income applicable to common and Class B shareholders after excluding the cumulative effect of change in accounting principle, merger and integration costs and business reorganization and other special charges, and, for 2001, goodwill amortization, net of the tax benefits thereon.

(4)
Prior period results are adjusted to exclude the effects of merger and integration costs and goodwill amortization.

Special Note: Except for historical information contained herein, the statements made in this release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve certain risks and uncertainties, including statements regarding the Company's strategic direction, prospects and future results. Certain factors, including factors outside of our control, may cause actual results to differ materially from those contained in the forward-looking statements, including economic and other conditions in the markets in which we operate, risks associated with acquisitions, competition, seasonality and the other risks discussed in our Form 10-K and our other filings made with the Securities and Exchange Commission, which discussions are incorporated in this release by reference.

TMP WORLDWIDE INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For the Nine Months Ended September 30,

(in thousands, except per share amounts)

(unaudited)

	2002	2001
Gross billings:
Interactive	$416,258	$563,243
Advertising & Communications	442,652	589,852
Directional Marketing	504,295	440,640
eResourcing	249,989	324,049
Executive Search	51,638	86,963

Total gross billings	$1,664,832	$2,004,747

Commissions & fees:
Interactive	$390,030	$507,586
Advertising & Communications	105,721	140,836
Directional Marketing	78,708	75,239
eResourcing	239,780	311,351
Executive Search	51,561	86,962

Total commissions & fees:	865,800	1,121,974

Operating expenses:
Salaries & related	480,039	574,123
Office & general	210,208	231,521
Marketing & promotion	105,082	152,437
Merger & integration	10,748	61,934
Business reorganization and other special charges	117,017	—
Amortization of intangibles	2,441	19,578

Total operating expenses	925,535	1,039,593

Operating income (loss)	(59,735)	82,381

Other income (expense):
Interest income, net	107	10,720
Other, net	(207)	312

Total other income (expense), net	(100)	11,032

Income (loss) before income taxes and minority interests	(59,835)	93,413
Provision (benefit) for income taxes	(2,862)	43,355

Income (loss) before minority interests	(56,973)	50,058
Minority interests	(1,550)	(1,094)

Income (loss) before cumulative effect of change in accounting principle	(55,423)	51,152
Cumulative effect of change in accounting principle, net of tax	(428,374)	—

Net income (loss) applicable to common and Class B common stockholders	$(483,797)	$51,152

Adjusted net income (loss):
Net income (loss)	$(483,797)	$51,152
Goodwill amortization, net of tax	—	15,143

Net income (loss) adjusted for goodwill amortization	(483,797)	66,295
Merger & integration	10,748	61,934
Business reorganization and other special charges	117,017	—
Cumulative effect of change in accounting principle, net of tax	428,374	—
Tax benefit on merger and integration costs	(2,857)	(17,137)
Tax benefit on business reorganization and other special charges	(22,666)	—

Adjusted net income	$46,819	$111,092

Basic earnings (loss) per share:
Income (loss) before cumulative effect of change in accounting principle	$(0.50)	$0.47
Cumulative effect of change in accounting principle, net of tax	(3.85)	—

Net income (loss) applicable to common and Class B common stockholders	$(4.35)	$0.47

Diluted earnings (loss) per share:
Income (loss) before cumulative effect of change in accounting principle	$(0.50)	$0.45
Cumulative effect of change in accounting principle, net of tax	(3.85)	—

Net income (loss) applicable to common and Class B common stockholders	$(4.35)	$0.45

Adjusted Diluted earnings per share:
Net income (loss)	$(4.35)	$0.45
Goodwill amortization, net of tax	—	0.13

Diluted income (loss) per share adjusted for goodwill amortization	(4.35)	0.59
Merger & integration	0.09	0.57
Business reorganization and other special charges	1.05	—
Cumulative effect of change in accounting principle, net of tax	3.85	—
Tax benefit on merger and integration costs	(0.03)	(0.16)
Tax benefit on business reorganization and other special charges	(0.20)	—

Adjusted diluted earnings per share	$0.41	$0.98

Weighted average shares outstanding:
Basic	111,367	108,975

Diluted	113,103	113,215

Adjusted E B I T D A **	$112,391	$200,158

**
Earnings before interest, income taxes, depreciation and amortization, are adjusted to exclude the effects of merger and integration costs and business reorganization and other special charges. EBITDA is presented to provide additional information about the Company's ability to meet its future debt service, capital expenditures and working capital requirements, and is one of the measures which determines the Company's ability to borrow under its credit facility. EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles, or as a measure of the Company's profitability or liquidity.

TMP WORLDWIDE INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three Months Ended September 30,
(in thousands, except per share amounts)
(unaudited)

	2002	2001
Gross billings:
Interactive	$138,057	$190,855
Advertising & Communications	145,692	172,552
Directional Marketing	195,726	165,293
eResourcing	80,945	90,136
Executive Search	15,884	22,956

Total gross billings	$576,304	$641,792

Commissions & fees:
Interactive	$128,252	$174,319
Advertising & Communications	34,584	48,317
Directional Marketing	28,965	28,832
eResourcing	76,415	86,749
Executive Search	15,808	22,956

Total commissions & fees:	284,024	361,173

Operating expenses:
Salaries & related	154,556	179,798
Office & general	67,513	71,722
Marketing & promotion	40,346	41,743
Merger & integration	(902)	20,208
Business reorganization and other special charges	2,597	—
Amortization of intangibles	750	7,473

Total operating expenses	264,860	320,944

Operating income	19,164	40,229

Other income:
Interest income, net	26	1,345
Other, net	447	912

Total other income, net	473	2,257

Income before income taxes and minority interests	19,637	42,486
Provision for income taxes	6,131	17,389

Income before minority interests	13,506	25,097
Minority interests	(497)	(534)

Net income applicable to common and Class B common stockholders	$14,003	$25,631

Adjusted net income:
Net income	$14,003	$25,631
Goodwill amortization, net of tax	—	5,858

Net income adjusted for goodwill amortization	14,003	31,489
Merger & integration	(902)	20,208
Business reorganization and other special charges	2,597	—
Tax (benefit) expense on merger and integration costs	239	(6,256)
Tax benefit on business reorganization and other special charges	(503)	—

Adjusted net income	$15,434	$45,441

	2002	2001
Basic earnings per share:
Net income applicable to common and Class B common stockholders	$0.13	$0.23

Diluted earnings per share:
Net income applicable to common and Class B common stockholders	$0.12	$0.23

Adjusted Diluted earnings per share:
Net income	$0.12	$0.23
Goodwill amortization, net of tax	—	0.05

Diluted income per share adjusted for goodwill amortization	0.12	0.28
Merger & integration	—	0.18
Business reorganization and other special charges	0.02	—
Tax benefit on merger and integration costs	—	(0.06)

Adjusted diluted earnings per share	$0.14	$0.40

Weighted average shares outstanding:
Basic	111,519	109,862

Diluted	112,076	113,665

Adjusted E B I T D A **	$36,066	$80,989

**
Earnings before interest, income taxes, depreciation and amortization, are adjusted to exclude the effects of merger and integration costs and business reorganization and other special charges. EBITDA is presented to provide additional information about the Company's ability to meet its future debt service, capital expenditures and working capital requirements, and is one of the measures which determines the Company's ability to borrow under its credit facility. EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles, or as a measure of the Company's profitability or liquidity.

TMP WORLDWIDE INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	Sept. 30, 2002	June 30, 2002	Dec. 31, 2001
Assets:
Cash and cash equivalents	$199,901	$213,340	$340,581
Accounts receivable, net	510,425	496,385	507,373
Property and equipment, net	168,302	166,833	192,695
Intangibles, net	564,900	554,031	939,847
Other assets	196,039	227,490	225,866

Total Assets	$1,639,567	$1,658,079	$2,206,362

Liabilities and Stockholders' Equity:
Accounts payable and accrued expenses	$565,315	$566,739	$647,229
Accrued integration and restructuring	29,284	35,922	44,121
Accrued business reorganization costs	53,805	67,271	—
Deferred commissions and fees	130,562	139,081	139,100
Other liabilities	20,626	19,512	70,686
Debt	18,079	30,378	75,964

Total Liabilities	817,671	858,903	977,100
Stockholders' Equity	821,896	799,176	1,229,262

Total Liabilities and Stockholders' Equity	$1,639,567	$1,658,079	$2,206,362

OldCo.*
CONDENSED CONSOLIDATED STATEMENT OF OPERATING INCOME
For the Nine Months Ended September 30,
(in thousands, except per share amounts)
(unaudited)

	2002	2001
Commissions & fees:
Monster**	$316,579	$420,232
Advertising & Communications	128,722	160,226
Directional Marketing	92,675	91,388

Total commissions & fees:	537,976	671,846

Operating expenses:
Salaries & related, office & general and marketing & promotion	451,297	537,383
Merger & integration	4,692	32,951
Business reorganization and other special charges	63,884	—
Amortization of intangibles	1,862	8,844

Total operating expenses	521,735	579,178

Operating income	$16,241	$92,668

Adjusted operating income:
Operating income	$16,241	$92,668
Merger & integration	4,692	32,951
Business reorganization and other special charges	63,884	—
Goodwill amortization	—	7,107

Adjusted operating income	$84,817	$132,726

Adjusted E B I T D A ***	$114,440	$158,375

*
Represents the continuing operations of the business segments that will remain with TMP after the proposed spin-off and includes the allocation of overhead based on current TMP structure. Overhead costs are likely to vary after the spin-off.

**
For the nine months ended September 30, 2002 and 2001, Monster commissions and fees include $15.9 million and $17.2 million for Monster services sold by eResourcing, a division which will be spun-off as part of NewCo.

***
Earnings before interest, income taxes, depreciation and amortization, are adjusted to exclude the effects of merger and integration costs and business reorganization and other special charges. EBITDA is presented to provide additional information about the Company's ability to meet its future debt service, capital expenditures and working capital requirements. EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles, or as a measure of the Company's profitability or liquidity.

OldCo.*

CONDENSED CONSOLIDATED STATEMENT OF OPERATING INCOME

For the Three Months Ended September 30,

(in thousands, except per share amounts)

(unaudited)

	2002	2001
Commissions & fees:
Monster**	$103,169	$144,800
Advertising & Communications	42,166	51,123
Directional Marketing	34,137	34,436

Total commissions & fees:	179,472	230,359

Operating expenses:
Salaries & related, office & general and marketing & promotion	152,026	170,564
Merger & integration	—	9,361
Business reorganization and other special charges	2,190	—
Amortization of intangibles	564	3,369

Total operating expenses	154,780	183,294

Operating income	$24,692	$47,065

Adjusted operating income:
Operating income	$24,692	$47,065
Merger & integration	—	9,361
Business reorganization and other special charges	2,190	—
Goodwill amortization	—	2,782

Adjusted operating income	$26,882	$59,208

Adjusted E B I T D A **	$36,932	$68,916

*
Represents the continuing operations of the business segments that will remain with TMP after the proposed spin-off and includes the allocation of overhead based on current TMP structure. Overhead costs are likely to vary after the spin-off.

**
For the three months ended September 30, 2002 and 2001, Monster commissions and fees include $5.9 million and $7.1 million for Monster services sold by eResourcing, a division which will be spun-off as part of NewCo.

***
Earnings before interest, income taxes, depreciation and amortization, and adjusted to exclude the effects of merger and integration costs and business reorganization and other special charges. EBITDA is presented to provide additional information about the Company's ability to meet its future debt service, capital expenditures and working capital requirements. EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles, or as a measure of the Company's profitability or liquidity.

NewCo.*

CONDENSED CONSOLIDATED STATEMENT OF OPERATING INCOME

For the Nine Months Ended September 30,

(in thousands, except per share amounts)
(unaudited)

	2002	2001
Commissions & fees:
eResourcing	$275,727	$363,142
Executive Search	52,097	86,986

Total commissions & fees:	327,824	450,128

Operating expenses:
Salaries & related, office & general and marketing & promotion	344,032	420,698
Merger & integration	6,056	28,983
Business reorganization and other special charges	53,133	—
Amortization of intangibles	579	10,734

Total operating expenses	403,800	460,415

Operating loss	$(75,976)	$(10,287)

Adjusted operating income (loss):
Operating loss	$(75,976)	$(10,287)
Merger & integration	6,056	28,983
Business reorganization and other special charges	53,133	—
Goodwill amortization	—	10,478

Adjusted operating income (loss)	$(16,787)	$29,174

Adjusted E B I T D A **	$(2,049)	$41,783

*
Represents the operating results of the business segments that are proposed to be spun-off, which are eResourcing and Executive Search, and includes the allocation of overhead based on current TMP structure. Overhead costs are likely to vary after the spin-off.

**
Earnings before interest, income taxes, depreciation and amortization, are adjusted to exclude the effects of merger and integration costs and business reorganization and other special charges. EBITDA is presented to provide additional information about the Company's ability to meet its future debt service, capital expenditures and working capital requirements. EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles, or as a measure of the Company's profitability or liquidity.

NewCo.*

CONDENSED CONSOLIDATED STATEMENT OF OPERATING INCOME

For the Three Months Ended September 30,

(in thousands, except per share amounts)

(unaudited)

	2002	2001
Commissions & fees:
eResourcing	$88,590	$107,853
Executive Search	15,962	22,961

Total commissions & fees:	104,552	130,814

Operating expenses:
Salaries & related, office & general and marketing & promotion	110,389	122,699
Merger & integration	(902)	10,847
Business reorganization and other special charges	407	—
Amortization of intangibles	186	4,104

Total operating expenses	110,080	137,650

Operating loss	$(5,528)	$(6,836)

Adjusted operating income (loss):
Operating loss	$(5,528)	$(6,836)
Merger & integration	(902)	10,847
Business reorganization and other special charges	407	—
Goodwill amortization	—	4,022

Adjusted operating income (loss)	$(6,023)	$8,033

Adjusted E B I T D A **	$(866)	$12,073

*
Represents the operating results of the business segments that are proposed to be spun-off, which are eResourcing and Executive Search, and includes the allocation of overhead based on current TMP structure. Overhead costs are likely to vary after the spin-off.

**
Earnings before interest, income taxes, depreciation and amortization, are adjusted to exclude the effects of merger and integration costs and business reorganization and other special charges. EBITDA is presented to provide additional information about the Company's ability to meet its future debt service, capital expenditures and working capital requirements. EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles, or as a measure of the Company's profitability or liquidity.

QuickLinks

TMP Worldwide Announces Third Quarter 2002 Results
TMP WORLDWIDE INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS For the Nine Months Ended September 30, (in thousands, except per share amounts) (unaudited)
TMP WORLDWIDE INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS For the Three Months Ended September 30, (in thousands, except per share amounts) (unaudited)
TMP WORLDWIDE INC. CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands) (unaudited)
OldCo.* CONDENSED CONSOLIDATED STATEMENT OF OPERATING INCOME For the Nine Months Ended September 30, (in thousands, except per share amounts) (unaudited)
OldCo.* CONDENSED CONSOLIDATED STATEMENT OF OPERATING INCOME For the Three Months Ended September 30, (in thousands, except per share amounts) (unaudited)
NewCo.* CONDENSED CONSOLIDATED STATEMENT OF OPERATING INCOME For the Nine Months Ended September 30, (in thousands, except per share amounts) (unaudited)
NewCo.* CONDENSED CONSOLIDATED STATEMENT OF OPERATING INCOME For the Three Months Ended September 30, (in thousands, except per share amounts) (unaudited)